EXHIBIT 10(a)
                                                                   -------------

                           STOCK ACQUISITION AGREEMENT
                           ---------------------------

          This AGREEMENT (this "Agreement"), dated November 6, 1998, is made and entered into by and among the Estate of Stephen Friedman, C/O William Immerman, Executor (the "Seller"); RAS Securities Corp., a New York corporation ("RAS"), acting for itself and certain of its customers or designees, if any, listed on Exhibit F hereto (the "Buyer"); Kings Road Entertainment, Inc., a Delaware corporation (the "Company"); FAB Capital Corporation, an Idaho corporation ("FAB"); and the party or parties, listed on Exhibit A hereto (the "Other Selling Shareholders").

          WHEREAS, the Buyer desires to purchase from the Seller, and the Seller desires to sell to the Buyer, 954,860 shares (the "Shares") of the Company's common stock, $.01 par value ("Common Stock"), comprising approximately 90% of the shares of Common Stock beneficially owned by the Seller and 49.9% of the 1,911,748 shares of Common Stock issued and outstanding on the date hereof;

          WHEREAS, the Buyer also desires to purchase additional shares of Common Stock (the "Additional Shares"), comprising 90% of the shares of Common Stock beneficially owned by each of the Other Selling Shareholders, set forth with respect to each Other Selling Shareholder and in the aggregate on Exhibit A hereto;

          WHEREAS, each of the Buyer and the Company desires that, subsequent to the execution of this Agreement, a bona fide offer be made to purchase from all shareholders of the Company (other than the Seller and the Other Selling Shareholders) up to 90% of the shares owned by each of them at the same price offered to the Seller and the Other Selling Shareholders;

          WHEREAS, the Buyer, in anticipation of its purchases of Common Stock as set forth herein, has been actively exploring the possibility of stock purchase, asset purchase, merger or acquisition transactions between the Company and Immediate Entertainment Group, Inc., DCC Compact Classics, Inc. and potentially other entities (the "Acquisitive Transactions"); and the Board of Directors of the Company (the "Board") is aware that the Acquisitive Transactions could occur subsequent to the date hereof but the Board has no knowledge of the nature of, and has not reviewed any information regarding or conducted any investigation of, the Acquisitive Transactions; and

          WHEREAS, the members of the Board are resigning simultaneously with the execution of this Agreement and, after reviewing the professional biographies of certain individuals nominated by the Buyer, are electing such individuals to serve on the Board;

          NOW, THEREFORE, the parties hereto agree as follows:

     1. Purchase of Stock. Subject to the terms and conditions herein set forth
        -----------------
and in reliance on the representations, warranties and agreements of the Company, the Buyer, the Seller and each of the Other Selling Shareholders herein contained, the Buyer agrees to purchase from the Seller and each of the Other Selling Shareholders, and each of the Seller and the Other Selling Shareholders agrees to sell to the Buyer, the Shares and the Additional Shares, as the case may be, at a per share price equal to the Purchase Price (as defined below) as hereinafter set forth. Immediately upon execution of this agreement, each of the Seller and the Other Selling Shareholders shall execute an order through the Buyer, as its broker, to sell the Shares or the Additional Shares, as the case may be, to the Buyer after the close of trading on The Nasdaq SmallCap Market on the date hereof (i.e. in an aftermarket trade) at an asking price of $2.35 per share (the "Purchase Price"), or $2,261,546 in the aggregate. The Buyer shall simultaneously execute an order for the Buyer to buy from the Seller and the Other Selling Shareholders the Shares and the Additional Shares, as the case may be, at the Purchase Price after the close of trading on the date hereof. The parties understand that RAS may purchase the Shares or the Additional Shares hereunder for its own account and for the account of certain of its customers or designees, if any (the "RAS Clients"), listed on Exhibit F hereto. Notwithstanding anything to the contrary in this Agreement, the parties to this Agreement acknowledge and agree that the Seller may deliver some or all of the Additional Shares on behalf of the Other Selling Shareholders (such shares, the "Loaned Shares"), in which case the proceeds from the sale of the Loaned Shares shall be delivered to the Seller pending receipt of replacement shares by the Seller from the Other Selling Shareholders. Each Other Selling Shareholder on whose behalf Loaned Shares are delivered to the Buyer by the Seller shall promptly deliver an equal number of shares of Common Stock to the Seller in exchange for the related proceeds. If such delivery does not occur within 15 days from the date hereof, the Seller may at its option either keep the proceeds from such Loaned Shares or sue for delivery of a number of shares equal to the number of Loaned Shares attributable hereunder to the non-delivering Other Selling Shareholder. In any case, the Buyer shall have no obligation or liability of any kind to such Other Selling Shareholder after the Buyer makes the payments required hereunder to the Seller with respect to the Loaned Shares.

     2.  Change  in the  Board.  Simultaneously  with  the  execution  of  this
         ---------------------
Agreement, all of the existing members of the Board will resign and elect in their place Phillip G. Cook (as Chairman of the Board) and James P. Leaderer, each of whose professional biographies are attached hereto as Exhibit B, all of
                                                               ---------
the officers of the Company, except Christopher Trunkey, shall resign and the authority of all existing officers to act on behalf of the Company or to manage the Company assets or operations, including cash on hand, shall cease except as determined by the newly elected Board and all existing bank signature cards will be canceled and reissued at the direction of the newly elected Board.

     3.  Purchase  Offer.  a. The  Buyer has  arranged  for the  execution  and
          ---------------
delivery, on the date hereof, of the letter of Music Action Ltd. ("MAC") to the Company, the form of which is attached hereto as Exhibit C (the "Commitment
                                                     ---------
Letter"). The Buyer agrees to cause the Company to cooperate with MAC to complete the Purchase Offer (as defined in the Commitment Letter) and not to cause the Board to take any action inconsistent with the completion of the Purchase Offer as contemplated herein.

          b. Each of FAB and the Company hereby covenants that it will cause the Purchase Offer to be made as soon as practicable but in any event within 120 days following the date hereof. FAB represents, warrants and covenants that it has a net worth of at least $5,000,000 and has, and will have for at least 120 days, cash, cash equivalents and/or credit lines equal to not less than $1,800,000. In the event that within 90 days of the date hereof the Purchase Offer is not made and MAC has failed to deposit not less than $1.8 million into an irrevocable escrow account to be established by the Company with a bank with assets of not less than $500,000,000 (the proceeds of which will be reserved for and applied to consummate the Share Purchase, as defined in the Commitment Letter) (the "Escrow Account"), FAB will immediately deposit not less than $1.8 million into the Escrow Account. This covenant to deposit $1,800,000 into the Escrow Account and to cause the consummation of the Purchase Offer will be enforceable against FAB only if the conditions to MAC's obligations set forth in the Commitment Letter have been satisfied.

          c. Each of the Buyer, FAB and the Company acknowledges that, notwithstanding anything to the contrary in this Agreement, the shareholders of the Company (other than the Seller and the Other Selling Shareholders) are intended by FAB and the Company to be third party beneficiaries of the provisions of this Section 3.

     4. Acquisitive Transactions. The Company has been informed that the Buyer,
         ------------------------
in anticipation of its purchases of Common Stock as set forth herein, has been actively exploring the Acquisitive Transactions (which may be with entities having affiliations with the Buyer) and the Company is aware that the Acquisitive Transactions may occur subsequent to the date hereof although the Company has no knowledge of the nature of, and has not reviewed any information regarding or conducted any investigation of, the Acquisitive Transactions.

     5.  Consulting  Agreement.  Simultaneously  with  the  execution  of  this
          ---------------------
Agreement, the Company and Kenneth Aguado shall enter into a consulting agreement, the form of which is attached hereto as Exhibit D.
                                                   ---------

     6. Representations and Warranties
        ------------------------------

          a.  Representations  and  Warranties  by the Seller and Other  Selling
              ------------------------------------------------------------------
Shareholders.  The Seller,  with  respect to the  Shares,  and each of the Other
------------
Selling Shareholders, with respect to the Additional Shares set forth in Exhibit
                                                                         -------
A in relation to each, represent and warrant to the Buyer that:
-

               (1) Good  Title  to  Shares.  Each of the  Seller  and the  Other
                   -----------------------
          Selling Shareholders has good and valid title to the Shares and the Additional Shares, as the case may be, free and clear of all claims, liens and encumbrances; and upon delivery of the Shares and Additional Shares and payment therefor pursuant hereto, good and valid title to the Shares and Additional Shares, free and clear of all claims, liens and encumbrances, will pass to the Buyer.

               (2) Due  Authorization.  Each of the  Seller  and  Other  Selling
                   ------------------
          Shareholders has full right, power and authority to sell the Shares and the Additional Shares, as the case may be, on the terms set forth herein, to enter into this Agreement and to perform all of its obligations hereunder as contemplated hereby. All necessary actions, including estate and other proceedings of the Seller, and each Other Selling Shareholder, have been duly taken to authorize the execution, delivery, and performance by each of them of this Agreement. This
          Agreement has been duly authorized, executed and delivered by the Seller and each Other Selling Shareholder, is the legal, valid, and binding obligation of each of them, and is enforceable as to each of them in accordance with its terms (subject to applicable bankruptcy, insolvency, and other laws affecting the enforceability of creditors' rights generally and to general equitable principles). No consent, authorization, approval, order, license, certificate or permit of or from, or registration, qualification, declaration or filing with, any federal, state, local, foreign, or other governmental authority or any court or other tribunal is required by the Seller or Other Selling Shareholder for the execution, delivery, or performance by each of them of this Agreement. No consent of any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which the Seller or the Other Selling Shareholders is a party, or to which any of their properties or assets are subject, is required for the execution, delivery, or performance of this Agreement, or the consummation of the transactions contemplated hereby and the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, will not violate, result in breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under any such contract, agreement, instrument, lease, license, arrangement, or understanding, (except for any such violation, breach or conflict which has been properly waived thereunder) or violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment or decree binding on the Seller or each of the Other Selling Shareholders, as the case may be, or to which any of their properties, or assets are subject.

               (3) Finder's Fees; Other Arrangements. Each of the Seller and the
                   ---------------------------------
          Other Selling Shareholders is not obligated to pay a finder's fee to anyone in connection with the introduction of the Seller or the Other Selling Shareholders to the Buyer or to pay for any other arrangements, agreements or understanding relating to the Seller or the Other Selling Shareholders.

          b.  Representations  and  Warranties  by the Buyer.  Contemporaneously
              ----------------------------------------------
herewith, each RAS Client, if any, shall deliver a letter, the form of which is attached hereto as Exhibit G. The Buyer represents and warrants to the Seller, the Other Selling Shareholders and the Company as follows:

          (1) Due Authorization. Each of RAS and the RAS Clients has full right,
              -----------------
          power and authority to purchase the Shares and the Additional Shares on the terms set forth herein. RAS has full right, power and authority to enter into this Agreement and to perform all of its obligations hereunder as contemplated hereby.

          (2) Finder's Fees; Other Arrangements. Each of RAS and the RAS Clients
              ---------------------------------
          is not obligated to pay a finder's fee to any third party in connection with the introduction of the Company, the Seller or the Other Selling Shareholders to RAS or the RAS Clients or to pay any third party for any other arrangements, agreements or understanding relating to the Company, the Seller or the Other Selling Shareholders.

          (3) Investment.  The Shares are being acquired for the accounts of RAS
              ----------
          and/or the RAS Clients and not with a view to distribution of all or any part thereof.

          (4) Not Registered.  Each of RAS and the RAS Clients  understands that
              --------------
          the Shares are neither registered under the Securities Act of 1933 nor qualified under any applicable state laws.

          (5)  Sophistication  of Buyer. Each of RAS and the RAS Clients has the
               ------------------------
          requisite knowledge and experience to assess the relative merits and risks of an acquisition of the Shares.

          (6)  Legends.  Each of RAS and the RAS Clients  understands  that each
               -------
          certificate for the Shares will bear the following legend:

          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE OFFERED, SOLD, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION WITH RESPECT TO THE TRANSACTION OR AN OPINION OF THE COMPANY'S COUNSEL THAT REGISTRATION IS NOT REQUIRED.

          c.  Representations  and  Warranties  by the  Company  and the Seller.
              -----------------------------------------------------------------
Except as otherwise contemplated by this Agreement, each of the Seller and the Company jointly and severally represents and warrants to the Buyer as follows (provided that each of the following representations and warranties are to the knowledge of the Seller):

               (1) Due  Incorporation  and  Qualification.  The Company has been
                   --------------------------------------
          duly incorporated, is validly existing and is in good standing under the laws of the State of Delaware and is duly qualified (except where the failure to so qualify would not reasonably be expected to have a material adverse effect on the business of the Company) for the transaction of business and is in good standing in each jurisdiction in which the ownership or leasing of its properties or the conduct of its business requires such qualification. The Company has all requisite corporate power and authority and all necessary consents, authorizations, approvals, orders, licenses and permits of and from any governmental authority or agency or any court or other tribunal necessary (collectively, the "Permits") to own or hold its properties and conduct its business as described in its Annual Report on Form 10-KSB for the fiscal year ended April 30, 1998 and its Quarterly Report on Form 10-QSB for the quarter ended July 31, 1998 (collectively, the "Disclosure Documents") (except where the failure to have any of such Permits would not reasonably be expected to have a material adverse effect on the business of the Company).

               (2) Authorized and Outstanding  Capital Stock. The Company has an
                   -----------------------------------------
          authorized and outstanding capitalization as follows: 1,911,748 shares of Common Stock, and no other shares of capital stock, outstanding; 12,000,000 shares of Common Stock, and no other class of capital stock, authorized under the Company's certificate of incorporation; and no shares of capital stock subject to issuance upon exercise of options, warrants or other securities or instruments convertible or exchangeable into capital stock of the Company. All of the issued and outstanding shares of capital stock have been duly and validly authorized and issued and are fully paid and non- assessable. None of the holders of such outstanding shares of capital stock is subject to personal liability solely by reason of being such a holder. The offers and sales of all the Company's outstanding securities were at all relevant times either registered under the Securities Act of 1933, as amended, and the applicable state securities or Blue Sky laws, or exempt from such registration.

               (3)  No  Preemptive  Rights;  Plans  for  Issuance.  There  is no
                    ---------------------------------------------
          commitment, plan, or arrangement to issue any share of capital stock of the Company or any security or other instrument which by its terms is convertible into, exercisable for, or exchangeable for capital stock of the Company, except as may be set forth in Schedule 6.c.(3)
                                                               -----------------
          attached hereto. Except as described in the Disclosure Documents no holder of any of the Company's securities has any rights, "demand," "piggyback" or otherwise, to have such securities registered or to demand the filing of a registration statement. The Company has reserved for issuance a sufficient number of shares of capital stock to be issued under its stock option plan.

               (4) No Material Adverse Changes.  Except as set forth in Schedule
                   ---------------------------                          --------
          6.c.(4)  attached  hereto,  since the date of the Company's  Quarterly
          -------
          Report on Form 10-QSB for the quarter ended July 31, 1998, there has not been any change in the condition, financial or otherwise, of the Company which would reasonably be expected to have a material adverse effect upon the operations, business, properties or assets of the Company.

               (5)  Finder's  Fees;  Other  Arrangements.  The  Company  is  not
                    ------------------------------------
          obligated to pay a finder's fee to anyone in connection with the introduction of the Company to the Buyer or to pay for any other arrangements, agreements or understanding relating to the Buyer.

               (6) No  Pending  Actions.  Except as set forth in the  Disclosure
                   --------------------
          Documents, there are no actions, suits, proceedings, filed claims or hearings of any kind or nature or, to the knowledge of the Company, any investigations or inquiries, before or by any court, governmental authority, tribunal or instrumentality (or to the knowledge of the Company, any state of facts which would reasonably be expected to give rise thereto), pending or threatened against the Company, or involving the properties of the Company, which would reasonably be expected to have a material adverse effect upon the operations, business, properties, or assets of the Company. The Company is not in violation of, or in default with respect to, any law, rule, regulation, order, judgment, or decree, except as may be described in the Disclosure

          Documents or such as in the aggregate do not have a material adverse effect upon the operations, business, properties, or assets of the Company.

               (7) Disclosure Documents.  The Disclosure Documents,  as of their
                   --------------------
          respective dates, did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statement therein, in the light of the circumstances under which they were made, not misleading. During the twelve month period ending on the date hereof, the Company has timely made all disclosure filings required by the federal securities laws.

               (8) Due  Authorization.  The Company  has full  right,  power and
                   ------------------
          authority to enter into this Agreement and to perform all of its obligations hereunder as contemplated hereby. All necessary corporate proceedings of the Company have been duly taken to authorize the execution, delivery, and performance by the Company of this Agreement. This Agreement has been duly authorized, executed and delivered by the Company, is the legal, valid, and binding obligation of the Company, and is enforceable as to the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, and other laws affecting the enforceability of creditors' rights generally and to general equitable principles). No consent, authorization, approval, order, license, certificate or permit of or from, or registration, qualification, declaration or filing with, any federal, state, local, foreign, or other governmental authority or any court or other tribunal is required by the Company for the execution, delivery, or performance by the Company of this Agreement. No consent of any party to any material contract, agreement, instrument, lease, license, arrangement, or understanding to which the Company is a party, or to which any of its properties or assets are subject, is required for the execution, delivery, or performance of this Agreement, or the consummation of the transactions contemplated hereby and the execution, delivery, and performance of this Agreement, and the consummation of the transactions contemplated hereby, will not violate, result in breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under any such contract, agreement, instrument, lease, license, arrangement, or understanding, (except for any such violation, breach or conflict which has been properly waived thereunder or would not reasonably be expected to have a material adverse effect on the Company) or violate or result in breach of any term of the certificate of incorporation or by-laws of the Company, or violate, result in a breach of, or conflict with any material law, rule, regulation, order, judgment, or decree binding on the Company or to which any of its operations, businesses, properties, or assets are subject (except where such violation, breach or conflict would not reasonably be expected to have a material adverse effect on the Company).

               (9) No  Subsequent  Actions.  Subsequent to the dates as of which
                   -----------------------
          information is given in the Disclosure Documents, except as set forth in Schedule 6.c.(9) hereto, the Company has not (A) issued any
              -----------------
          securities or incurred any liability or obligation, primary or contingent, for borrowed money, (B) entered into any material transaction not in the ordinary course of business, or (C) declared or paid any dividend on its capital stock.

               (10)  No  Defaults;   Violations.  Except  as  described  in  the
                     --------------------------
          Disclosure  Documents,  no default exists in the due  performance  and observance by the Company of any term, covenant or condition of any material license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other material agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of properties or assets of the Company is subject, except where such default is not reasonably expected to have a material adverse effect on the Company. The Company is not in violation of any term or provision of its Certificate of Incorporation or By-Laws or, to the Company's knowledge, in violation of any material franchise, license, permit, applicable law, rule, regulation, judgment or decree or any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or business, except as described in the Disclosure Documents or where such violation has no material adverse effect on the business, operations, financial condition and assets of the Company.

               (11) Conduct of Business. The Company has all requisite corporate
                    -------------------
          power and authority, and has all material authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies required by the Company to own or lease properties and conduct its business as described in the Disclosure Documents, and the Company is and has been doing business in compliance with all such material authorizations, approvals, orders, licenses, certificates and permits and all federal, state and local laws, rules and regulations (except for matters which are not reasonably expected to have a material adverse effect on the Company).

               (12) Title to Property; Insurance. The Company has good title to,
                    ----------------------------
          or valid and enforceable leasehold estates in, all items of real and personal property (tangible and intangible) owned or leased by it, free and clear of all liens, encumbrances, claims, security interests, defects and restrictions of any material nature whatsoever, other than those set forth in the Disclosure Documents, and liens for taxes not yet due and payable (except for matters which are not reasonably expected to have a material adverse effect on the Company). The Company has adequately insured its properties against loss or damage by fire or other reasonably foreseeable casualty.

               (13)  Intangibles.  Except for matters  which are not  reasonably
                     -----------
          expected to have a material adverse effect on the Company or as set forth in the Disclosure Documents, to the Company's knowledge, (i) the Company owns or possesses the requisite licenses or rights to use all trademarks, service marks, service names, trade names, patents, patent applications, copyrights and other rights (collectively, "Intangibles") described as used or owned by it in the Disclosure Documents, (ii) there is no pending or threatened claim or action by any person pertaining to, or which challenges the exclusive right of the Company with respect to any Intangibles used in the conduct of the Company's business, (iii) the Intangibles and the Company's current, products, services and processes do not infringe on any intangibles rights held by any third party, and (iv) no others have infringed upon the Intangibles of the Company.

               (14) Nasdaq  Listing.  Except as set forth on  Schedule  6.c.(14)
                    ---------------
          hereto and other than the direct results of the transactions contemplated herein, the Company is not aware of any circumstances which would result in the Common Stock being de-listed from The Nasdaq SmallCap Market and the Company meets all of the maintenance criteria for maintaining the listing of the Common Stock on such market. The other representations and warranties contained in this Section 6.c. are qualified to the extent affected by the matters set forth in
          Schedule 6.c.(14) hereto.

               (15) Hart-Scott-Rodino. Each of the Company and the Seller is not
                    -----------------
          a  $10  million  person  under  the   Hart-Scott-   Rodino   Antitrust
          Improvements Act of 1976.

               (16) Resignation of the Board.  Simultaneously with the execution
                    ------------------------
          of this Agreement, the directors of the Company shall have submitted their resignations to the Company and shall have elected new members to the Board, as contemplated in Section 2 hereof.

     7. Beneficiaries of the Seller. Upon the execution of this Agreement, each
         ---------------------------
of the beneficiaries of the Seller shall have duly executed and delivered the letter, the form of which is attached hereto as Exhibit E, pursuant to which
                                                   ---------
each represents and warrants to the Buyer that, with respect to Seller and the Shares (but not as to the Other Selling Shareholders and the Additional Shares), the representations set forth in Section 6.a.(1) and 6.a.(2) herein are true and the Seller confirms that there are no beneficiaries of the Seller who have any claim to the Shares other than the signatories to such Exhibit E.
                                                       ---------

     8. Survival; Indemnification
         -------------------------

          a. Survival.  The representations and warranties of the parties hereto
             --------
contained in this Agreement shall survive until the first anniversary of the date hereof and a party seeking indemnity under this Agreement must commence a claim for indemnification pursuant to Section 8.e. prior to the first anniversary of the date hereof, in which case, with respect to such claim, the representation or warranty in respect of which indemnity is sought under this Agreement shall survive the time at which it would otherwise terminate until such time as the claim for which indemnification is sought has been finally resolved and indemnified.

          b.  Indemnification of Buyer. The Seller, at its sole expense,  hereby
              ------------------------
agrees to indemnify the Buyer and its affiliates against and agree to hold each of them harmless from any and all damage, loss, liability and expense (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding) (collectively, "Loss") incurred or suffered by the Buyer or any of its affiliates arising out of any misrepresentation or breach of warranty, covenant or agreement made or to be performed by the Seller pursuant to this Agreement.

          The Company, at its sole expense, hereby agrees to indemnify the Buyer and its affiliates against and agree to hold each of them harmless from any and all Loss incurred or suffered by the Buyer or any of its affiliates arising out of any misrepresentation or breach of warranty, covenant or agreement made or to be performed by the Company pursuant to this Agreement.

          Each of the Other Selling Shareholders, at its sole expense, hereby agrees to indemnify the Buyer and its affiliates against and agrees to hold each of them harmless from any and all Loss incurred or suffered by the Buyer or any of its affiliates arising out of any misrepresentation or breach of warranty, covenant or agreement made or to be performed by the respective Other Selling Shareholder pursuant to this Agreement.

          c. Indemnification of Seller and Other Selling Shareholders. Buyer, at
             --------------------------------------------------------
its sole expense, hereby agrees to indemnify the Seller, the Other Selling Shareholders and their affiliates against and agrees to hold each of them harmless from any and all Loss incurred or suffered by any of them arising out of any misrepresentation or breach of warranty, covenant or agreement made or to be performed by Buyer pursuant to this Agreement.

          d.  Minimum  Loss.  Notwithstanding  anything to the  contrary in this
              -------------
Agreement, (i) neither the Seller, the Other Selling Shareholders or the Company, on the one hand, nor the Buyer, on the other hand, shall be required to indemnify the other under the terms of this Agreement unless and until the aggregate amount of Loss of the other (which, in the case of the Buyer, includes the collective Losses of RAS and the RAS Clients) exceeds $100,000, in which case such indemnification obligations shall apply to all Loss in excess of such threshold, and (ii), with respect to each of the Seller and the Other Selling Shareholders, the Buyer may not recover more than the amount of money paid by the Buyer to such party in consideration for such party's transfer to the Buyer of the Shares or the Additional Shares, as applicable, pursuant to this Agreement.

          e.   Procedures;   Exclusivity   of   Remedies.   The  party   seeking
               -----------------------------------------
indemnification (the "Indemnified Party") agrees to give prompt notice to the party against whom indemnity is sought (the "Indemnifying Party") of the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought under such Section. The Indemnifying Party shall have the right to, and at the request of the Indemnified Party shall, participate in and control the defense of any such suit, action or proceeding at its own expense; provided, however, that the failure by the
                                  --------   -------
Indemnified Party to give prompt notice shall not release the Indemnifying Party of its indemnification obligations hereunder, except to the extent such failure actually prejudices the Indemnifying Party. If the Indemnifying Party does not so assume control of the defense, the Indemnified Party shall have the right to defend, contest, settle or compromise such Claim or defend in the exercise of its exclusive discretion and the Indemnifying Party shall, upon request from any Indemnified Party, promptly pay to such Indemnified Party the amount of any Loss as incurred. If the Indemnifying Party does assume control of the defense, the Indemnifying Party shall have the right to undertake, conduct and control, through counsel of its own choosing and at its sole expense, the conduct and settlement of such Claim or demand, and the Indemnified Party shall cooperate with the Indemnifying Party in connection therewith. The Indemnifying Party may contest or settle any third-party Claim on such terms as the Indemnifying Party may choose; however, the Indemnifying Party will not have the right, without the Indemnified Party's written consent, to settle any such Claim if such settlement
(i) arises from or is part of any criminal action, suit or proceeding, (ii) contains an admission of wrongdoing on the part of the Indemnified Party, (iii) provides for injunctive relief which is binding on the Indemnified Party, or

(iv) does not fully and unconditionally release the Indemnified Party with respect to such Claim. For the purposes of this Agreement, "Claim" means any claim, lawsuit, demand, suit, hearing, governmental investigation, notice of a violation, litigation, proceeding, arbitration or other dispute, whether civil, criminal, administrative or otherwise. The Indemnifying Party and the Indemnified Party shall cooperate in determining the validity of any Claim for any Loss for which a Claim of indemnification may be made hereunder. Each party shall also use all reasonable efforts to minimize all Loss. In any case, the Indemnifying Party and the Indemnified Party shall cooperate and assist each other in such defense, and shall make available to the other all records, documents and information (written or otherwise) relevant to such defense.

     9. Miscellaneous
         -------------

          a. Notices. Any notices or other communications  required or permitted
             -------
hereunder shall be in writing and shall be deemed to have been duly given or made as of the date of receipt and shall be delivered personally or mailed by registered or certified mail (postage prepaid, return receipt requested), sent by overnight courier or sent by telecopy, in the case of the Seller and the Beneficiaries of the Estate of Stephen Friedman, to c/o William Immerman, Executor, 1999 Avenue of the Stars, Suite 1250, Los Angeles, CA 90067, attention: William Immerman, facsimile: 310-277- 0653, in the case of the Buyer, to RAS Securities Corp., 50 Broadway, New York, New York, attention: Fredrick Schulman, Executive Vice President, facsimile: 212-785-3331 with a copy to
Fischbein  Badillo  Wagner  Harding,  909  Third  Avenue,  New  York,  NY 10022,
Attention: Joseph L. Cannella, Esq., facsimile: (212) 644- 3603, in the case of the Company, to Guth Rothman & Christopher LLP, 10866 Wilshire Boulevard, Suite 1250, Los Angeles, CA 90024, Attn: Theodore E. Guth, Esq., facsimile: (310) 470-8354, in the case of FAB Capital Corporation, 1461 First Avenue, Suite 293, New York, New York 10021, attention: Phillip Cook, President, facsimile 212-785-3232, with a copy to c/o RAS Securities Corp., 50 Broadway, New York, New York, facsimile: 212-785-3331 and with a copy to Fischbein Badillo Wagner Harding, 909 Third Avenue, New York, NY 10022, Attention: Joseph L. Cannella, Esq., facsimile: (212) 644-3603, and in the case of the Other Selling Shareholders, to the addresses set forth with respect to each in Exhibit A
                                                                       ---------
hereto.

          b. Amendment.  This Agreement may not be amended or modified except by
             ---------
an instrument in writing signed by the parties or third party beneficiaries hereto who are affected by such amendment or modification.

          c. Governing Law. This Agreement  shall be governed by the laws of the
             -------------
State of New York without regard to conflicts of law principles.

          d.  Submission  to  Jurisdiction.  Each party  hereby  consents to the
              ----------------------------
jurisdiction of the United States District Court for the Central District of California and any of the courts of the State of California in Los Angeles County in connection with any dispute arising under this Agreement; provided, however, that, in connection with any claim or dispute brought by or against the RAS Clients under this Agreement, each party hereby consents to the jurisdiction of the United States District Court for the Southern District of New York and any of the courts of the State of New York in New York County.

          e. Entire  Agreement.  This Agreement sets forth the entire  agreement
             -----------------
and understanding of the parties hereto in respect of the subject matter contained herein, and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by the parties hereto or their representatives.

          f. Singular/Plural Tense. In the event there is only one Other Selling
             ---------------------
Shareholder listed on Exhibit A hereto, reference to more than one Other Selling
                      ---------
Shareholder in this Agreement should be construed in the singular and, in the event no Other Selling Shareholder is listed in Exhibit A hereto, reference to
                                                 ---------
Other Selling Shareholders in this Agreement shall have no effect.

          g. Third  Party  Benefits.  RAS and each of the RAS  Clients  shall be
             ----------------------
beneficiaries of the representations, warranties and covenants made to the Buyer herein and the rights of indemnification accruing to the Buyer hereunder. Except as provided by this Section 9.g., by Section 3 and by Exhibits C and F to this
                                                        ----------------
Agreement, none of the provisions of this Agreement shall be for the benefit of, or enforceable by, any third party beneficiary.

          h. No Assignment. Except as may otherwise be contemplated herein, none
             -------------
of the parties may assign any of his or its rights under this Agreement without the prior written consent of the other parties, which shall not be unreasonably withheld; provided, however, that any assignment of rights will not relieve the assigning party of any liabilities or obligations under this Agreement.

          i. Successors and Assigns.  Except as provided herein to the contrary,
             ----------------------
this Agreement shall be binding upon and inure to the benefit of the parties, their respective successors and permitted assigns.

          j. Attorneys' Fees. In any dispute between the parties hereto or their
             ---------------
representatives concerning any provision of this Agreement or the rights and duties of any person or entity hereunder, the party or parties prevailing in such dispute shall be entitled, in addition to such other relief as may be granted, to the attorneys' fees and court costs incurred by reason of such dispute.

          k. Waivers  Strictly  Construed.  With regard to any power,  remedy or
             ----------------------------
right provided herein or otherwise available to any party hereunder (i) no waiver or extension of time will be effective unless expressly contained in a writing signed by the waiving party; and (ii) no alteration, modification or impairment will be implied by reason of any previous waiver, extension of lime, delay or omission in exercise, or other indulgence,

          l.  Severability.  The  validity,  legality or  enforceability  of the
              ------------
remainder  of this  Agreement  will not be  affected  even if one or more of the provisions of this Agreement will be held to be invalid, illegal or unenforceable in any respect.

          m. Counterparts;  Facsimile Signatures. This Agreement may be executed
             -----------------------------------
simultaneously in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument, and delivery of executed copies hereof shall be deemed made upon delivery of signatures by facsimile transmission.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

THE SELLER:                           ESTATE OF STEPHEN FRIEDMAN

                                       /s/
                                  By: __________________________
                                      Name: William Immerman
                                      Title: Executor of the Will of
                                             Stephen J. Friedman



THE BUYER:                            RAS SECURITIES CORP.

                                       /s/
                                  By: ____________________________
                                      Name:  Fredrick Schulman
                                      Title: Executive Vice President



THE COMPANY:                          KINGS ROAD ENTERTAINMENT, INC.

                                       /s/
                                  By: ________________________________
                                      Name:  Kenneth Aguado
                                      Title: Chief Executive Officer



AGREED ONLY AS TO SECTION 3:          FAB CAPITAL CORPORATION

                                       /s/
                                  By: ______________________________
                                      Name:  Phillip G. Cook
                                      Title: President

OTHER SELLING SHAREHOLDERS:


                                       /s/
                                      ______________________________
                                          CHRISTOPHER TRUNKEY

                                    EXHIBIT A

                           OTHER SELLING SHAREHOLDERS



                           Total       Shares to be
                           Shares       Purchased                Address
         Name              Owned      by Buyer (90%)           for Notice
----------------------  -----------  ----------------  -------------------------
Christopher Trunkey        8,333         7,500         c/o Kings
                                                       Road,
                                                       Entertainment,
                                                       Inc. (same as
                                                       address for
                                                       the Company)




Totals                    8,333          7,500

                                    EXHIBIT B

                    Professional Biographies of New Directors

     [Biographies of Phillip Cook and James Leaderer have been excluded from filing.}

                                    EXHIBIT C

                                MUSIC ACTION LTD.
                           Paul-Ehrlich-Str. 16-20/A2
                            63322 Rodermark, Germany

[         ], 1998

Kings Road Entertainment, Inc.
1901 Avenue of the Stars, Suite 1545
Los Angeles, California 90067

Dear Sirs:

         In connection with the Stock Acquisition Agreement (the "Acquisition Agreement"), dated the date hereof, by and among the Estate of Stephen Friedman, RAS Securities Corp. (acting for itself and the RAS Clients), Kings Road Entertainment, Inc., certain of its shareholders and FAB Capital Corporation, we hereby agree, on our own behalf and on behalf of the MAC Fund (the "Fund") for which we serve as exclusive manager with discretionary authority to commit and invest Fund assets, that we, or the Fund will make or cause to be made a bona fide offer to purchase (the "Purchase Offer") from each shareholder of record of the Company other than the Seller, and the Additional Selling Shareholders, RAS, the RAS Clients and any shareholder who directly or indirectly obtains any shares from RAS or the RAS Clients (except to the extent such shareholder holds shares acquired from a person other than RAS or the RAS Clients) (the "Record Shareholders") up to 90% of each Record Shareholder's shares of Common Stock at a per share price equal to the Purchase Price, or an aggregate purchase price (assuming that all such shareholders elect to sell 90% of their shares of Common Stock) equal to approximately $1,800,000. The purchase of the Record
Shareholder's shares as contemplated hereunder is referred to as the "Share Purchase."

         The Purchase Offer will be made as soon as practicable but in any event within the 120-day period immediately following the date hereof provided that the Purchase Offer is conditioned on (i) the absence of an injunction from a court of competent jurisdiction enjoining the Share Purchase and (ii) there being no breaches of representations and warranties of the Seller, the Other Selling Shareholders or the Company which, in the aggregate, are reasonably likely to result in collective damages or losses to the Company in excess of $500,000. Notwithstanding anything to the contrary in this letter, in the event that the Purchase Offer cannot be made within ninety (90) days of the date hereof, we will immediately cause a deposit of not less than $1,800,000 to be made into an escrow account to be established by the Company, the proceeds of which will be reserved for and applied to consummate the Share Purchase, upon the making of which deposit we will be released from all obligations under this letter.

         Music Action Ltd., on its own behalf and on behalf of the Fund, represents, warrants and covenants to you that Music Action Ltd. has a net worth of at least $2,000,000 and the Fund has the ability to invest up to $40 million of irrevocably committed funds and Music Action Ltd. has, and will have for at least 120 days, cash, cash equivalents and/or credit lines equal to $1,800,000 and will use such $1,800,000 for the Share Purchase unless other funds become available to us to pay for the Share Purchase.

         We  intend   that  the  Record   Shareholders   will  be  third   party
beneficiaries of our obligations set forth in this letter.

         This letter shall be governed by the laws of the State of New York without regard to conflicts of law principles.

         We consent to the jurisdiction of any federal or state court located in the State of California in connection with any dispute arising under this letter.

         Capitalized terms used and not defined herein have the meanings ascribed to them in the Acquisition Agreement.


                                            Very truly yours,

                                            MUSIC ACTION LTD.



                                            By:
                                            Name:   Bernd Schmidt
                                            Title:  Managing Director

                                    EXHIBIT D

                    CONSULTING AGREEMENT WITH KENNETH AGUADO

                              CONSULTING AGREEMENT


         CONSULTING AGREEMENT, dated as of November ___, 1998, by and between Kings Road Entertainment, Inc., a Delaware corporation having offices at 1901 Avenue of the Stars, Los Angeles. CA 90067 (the "Company"), and Kenneth Aguado, having an address at
                                                    ("Consultant").

         WHEREAS, Consultant has previously served as Chief Executive Officer of Company;
and

         WHEREAS, Company wishes Consultant to provide certain services to Company, and Consultant wishes to provide such services to Company;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

         1.       Purpose.

                  Company hereby retains Consultant and Consultant hereby agrees to be retained by Company to render non-exclusive consulting services ("Services") in connection with the acquisition and development by Company of new literary properties for development as theatrical and/or television motion pictures ("Projects"), upon the terms and conditions set forth hereinbelow.

         2.       Term.

                  The term of this Agreement shall be effective for the period of one year commencing on the date hereof and ending on the first anniversary of such date and shall thereafter be extended for successive one-year periods upon the mutual consent of the parties hereto, evidenced in writing, (the "Term").

         3.       Duties of Consultant.

                  a. During the Term, Consultant shall provide Company with the Services and agrees to perform the Services to the best of his ability and in accordance with the reasonable directions of Company, and shall report directly to the President, or if the President so directs, to Company's Board of Directors. Services shall include Consultant submitting in writing proposals ("Proposals") to Company for its review, involving literary properties which

Consultant wishes to develop as theatrical and/or television motion pictures and which Consultant believes in good faith are freely available for acquisition by Company. Consultant shall submit all such Proposals to Company in writing and shall not present such Proposals to third parties except as set forth herein. Each such proposal shall be a bonafide submission made in good faith as to Consultant's intent to develop the Project and set forth the manner (as of the date of such Submission) that Consultant would like to develop such project (i-e., as opposed to Consultant just submitting a list of such Projects).

                  b. It is understood and acknowledged by the parties hereto that Consultant shall be obligated to render the Services in good faith, provided, however, that nothing contained herein shall be deemed to bar Consultant from submitting Proposals concerning Projects to third parties in compliance with the terms of Sections 4.c, and 4.d hereof. However, all Proposals concerning Projects shall first be submitted to the Company as provided herein.

                  c. Consultant shall not have any authority to bind Company by any promise or representation or otherwise.

         4.       Compensation; Benefits; Expenses.

                  a. As compensation for all of the Services required to be rendered to Company by Consultant during the Term, Company shall pay Consultant a fee of Ten Thousand Dollars ($10,000.00) per month (the "Consulting Fee"). The Consulting Fee shall be paid by Company to Consultant on the first business day of each month in arrears throughout the Term or, at the option of Company, may be prepaid for any number of months. In connection with any Project Proposed by Consultant pursuant to Paragraph 4.c. and 4.d. hereof, and developed by the Company pursuant to such Proposal, including, without limitation, Projects (i) currently owned and/or controlled by Company and listed on Schedule "A" and (ii) to be acquired (to the extent not already owned and/or controlled by Company) and/or accepted for development by Company, Consultant shall be engaged as a producer (if a theatrical or direct-to-video motion picture) or an executive producer (if a television motion picture or series) with respect to each such Project in accordance with terms and conditions (other than terms and conditions related to Consultant's compensation and credit which are addressed below) customary in the motion picture industry for a person of Consultant's stature (e.g., taking into account Consultant's then current deals), Consultant shall be accorded on-screen and paid ad credit as a producer of each such Project developed as a theatrical or direct-to-video motion picture and as an executive producer of each such Project developed as a television motion picture or series and Company shall pay to Consultant such additional compensation as may be agreed upon by the parties after good faith negotiation, but, except for (i) Projects currently owned and/or controlled by the Company and listed on Schedule "A" (the "Schedule A Projects") and (ii) the Projects referred to in Paragraph 4.e., in no event less than the following:

                           i.      A fixed producer fee equal to the amount that
is 4% of the final budget for the applicable motion picture (but in no event shall such fixed fee be less than $25,000); and

                           ii. A contingent fee as follows:

                                    A.  2 1/2% of 100% of all gross receipts
after initial breakeven, initial breakeven to be determined based on a 20% distribution fee notwithstanding that a higher fee applies;

                                    B.   Escalating to 5% of 100% of all gross
receipts after initial breakeven, breakeven to be based on a 25% distribution fee notwithstanding that a higher fee applies; and

                                    C. Applicable against 50% of 100% of all net
profits reduced by all gross and net profit participations payable to third parties providing services or rights in connection with the applicable motion picture to a "soft floor" of 20% and a "hard floor" of 10%.

                  b. At the option and upon request of Consultant, Company shall provide Consultant with a private office at the Company's headquarters, telephone and other general office support services. Such office, telephone and office support services shall be at a level consistent with those currently being provided to Consultant as Chief Executive Officer of Company.

                  c. Company shall have a period of ten (10) business days (reducible to not less than two (2) business days for so-called "hot properties" (e.g., properties submitted by multiple third-party producers simultaneously, etc.)) following Consultant's submission to Company of a Proposal with respect to any Project not currently owned and/or controlled by Company to commit in writing to pursue the acquisition of such Project and the development of such Project as a theatrical, direct-to-video and/or television motion picture or television series. If Company does not elect in writing to pursue such Project in any of such mediums by the close of business on the last day of such period (or if after pursuing such Project in good faith Company is unable to acquire such Project after a reasonable time), such Project shall be deemed rejected by Company and Consultant shall have no further obligations to Company with respect to such Project, except that if Consultant introduces a substantial change to such project (for example, change of director, budget or cast, but excluding changes to Consultant's compensation with respect to such Project, unless the fixed portion of such Consultant's compensation with respect to such Project is computed as a percentage of the final budget and such percentage is a lesser percentage than as set forth in Paragraph 4.a. hereof before such Project is optioned or acquired by a third party, Consultant shall resubmit such project to Company with such substantial change in accordance with this Paragraph 4.c. except that the period of Company's review for such resubmission shall be reduced to no more than five (5) business days.

                  d. Consultant may also submit to Company Proposals with respect to one or more of the Schedule A Projects which are currently owned and/or controlled by Company. Notwithstanding anything to the contrary herein contained, Consultant shall not submit any such Schedule A Projects to Company earlier than thirty (30) days after the date hereof and Consultant shall not submit to Company more than three (3) such Projects in each month of the Terms thereafter. Company shall have a period of thirty (30) days following Consultant's submission to Company of a Proposal with respect to a Schedule A Project to commit in writing to pursue the active development of such Project as a theatrical, direct-to-video and/or television motion picture and/or as a television series. If Company does not elect in writing to so commit to such Project in any of such mediums by the close of business on the last day of such period, Consultant shall have an irrevocable, exclusive option for a period equal to the earlier of (i) two (2) years from the last day of such period; or
(ii) the expiration of the six (6) month period referenced in Paragraph 15 hereof to acquire all of Company' s fights to such Project or to convey to a third party production company, distributor, financier, etc. ("Third Party Buyer") an exclusive and irrevocable option for a period of up to one (1) year (extendable by an additional period of up to one (1) year) to acquire Company's rights to such Project with such options, whether to Consultant or such Third Patty Buyer, being exercisable upon repayment to Company of an amount not less than all of its actual unrecouped out-of-pocket expenses with respect to such Project and upon such repayment to Company Consultant shall have no further obligations to Company with respect to the applicable Project except as set forth in Paragraph 4.e. hereof.

                  e. All monies and other items of value actually received by Company and/or Consultant from a Third Patty Buyer with respect to the rights to a Project referenced in Paragraph 4.d. above (and from Regal Productions and/or its successors and assigns with respect to the "Kickboxer" project currently in development with Regal Productions and from PolyGram and/or its successors and assigns with respect to the "Winesburg, Ohio" project currently in development with PolyGram) and including with respect to the provision by Consultant of producing Services or for any other reason, excluding amounts paid to Consultant as reimbursement of out-of-pocket expenses paid to third parties in connection with such Project, shall as between Company and Consultant be allocated, paid and accounted for as follows:

                           (i)      The first $50,000 shall be paid 1/2 to
Consultant and 1/2 to Company;

                           (ii)    Such monies thereafter received shall be paid
to Company until it has recouped its theretofore unrecouped, actual, direct, out-of-pocket expenses with respect to the acquisition and/or development of such Project excluding interest, overhead, or other non-direct charges;

                           (iii)    Such monies thereafter received shall be
paid to  Consultant  until  Consultant  has actually  received  pursuant to this
Paragraph   4.e.(iii)  an  aggregate   amount  equal  to  the  aggregate  amount
theretofore paid to Company pursuant to Paragraphs 4.e.(ii) above; and

                           (iv)   The balance of such monies thereafter received
shall be paid 1/2 to Consultant and 1/2 to Company.

                  f. In addition to the Consulting Fee, Company shall reimburse Consultant for all out-of-pocket expenses incurred in performing Services pursuant to this Agreement ("Monthly Expenses"), subject, however, to Company's prior written authorization with respect to travel expenses and for any expenses exceeding an aggregate of $1,000 in any one-month period.

                  g. At the end of each month, Consultant shall submit a report detailing his Monthly Expenses, together with the receipts therefor, to Company and Company shall thereafter provide reimbursement by the thirtieth (30th)] day of the immediately following month.

                  h. Consultant shall be responsible for the payment of all federal, state and local taxes, including F.I.C.A. and income taxes, payable on any fees paid by Company to Consultant hereunder.

                  i. Company shall pay or, at Consultant's election, reimburse Consultant for the cost of medical insurance for Consultant and his family during the Term. Such medical insurance shall be on terms at least as favorable to Consultant and his family as the medical insurance currently being provided to Consultant by Company.

                  j. Notwithstanding anything to the contrary herein contained, Consultant may submit written proposals to Company with respect to Projects owned and/or controlled by Company but not listed on Schedule "A," including for the development of Projects based upon the ancillary and subsidiary rights (e.g., remake, sequel and series rights) to motion pictures currently owned and/or controlled by the Company. In such case, if the Company decides to proceed with any such Project, the Company will pay to Consultant such additional compensation and accord Consultant such credit as agreed upon. If Company elects not to pursue the active development of any such Projects, Consultant shall not obtain any right to option or acquire and/or convey to a Third Party Buyer the right to option or acquire Company's rights to such project.

         5.       Confidential Information.

                  Consultant acknowledges that he has had access to and has become acquainted with, and during the Term will have access to and become acquainted with, Company's confidential records, secrets and other proprietary information not readily available to the public, including, without limitation, business plans, Projects in which Company has rights, is developing or licensing (whether alone or in conjunction with others) or which are or have been under consideration by Company, names of Company's employees, customer and supplier lists and other matters. Except as set forth herein to the contrary, Consultant hereby agrees that all such information is the sole and exclusive property of Company, regardless of whether or not Consultant developed such information for Company before or during the Term and that Consultant will not use any such confidential information other than in the course of providing the Services to Company pursuant to this Agreement. Consultant further agrees that upon expiration or termination of this Agreement, Consultant shall not take or use ally such confidential information, records or files of Company, and Consultant will return to Company all such records and files that it may have previously removed to assist in providing the Services pursuant to this Agreement. Anything contained herein to the contrary notwithstanding, Consultant shall have the right to present or recommend Projects, including without limitation Projects currently owned and/or controlled by Company and listed on Schedule "A," to others as provided in Sections 4.c. and, 4.d. hereof and to advise third parties as to the amount of monies expended by Company in connection with such Projects, and to provide third parties with copies of all agreements, including without limitation, chain-of- title agreements, pertaining or relating to such Projects, and with copies of all literary materials, budgets, location information, and other materials and information concerning such Projects in order to enable such third parties to acquire, finance, develop, produce, produce, market and exploit such Projects.

         6.       Restrictive Covenants.

                  a. Except as otherwise specified herein, during the Term and at all times thereafter, Consultant agrees not to (i) disclose or divulge to any person or entity any trade secret or know-how relating to the business or operations of Company (the "Business"), or any of Company's confidential or proprietary information, including, without limitation, the information referred to in Section 5 hereof, or (ii) engage in any willful act which is materially adverse to the business interests of Company.

                  b. Consultant hereby specifically acknowledges and agrees that the restrictive covenants set forth in Section 5 hereof and this Section 6 are material provisions relied upon by Company in entering into this Agreement.

                  c. Consultant specifically acknowledges that it has been advised by Company to review this Agreement with its counsel, and that Consultant has satisfied itself that the restrictive covenants set forth in this Agreement are reasonable in all respects.

                  d. Consultant acknowledges and agrees that a violation of any covenant contained in this Agreement shall cause irreparable harm to Company, and that Company shall be entitled to specific performance of this Agreement or an injunction without proof of special damages, together with the costs and reasonable attorney's fees incurred by Company in enforcing its rights and to prevent or halt a violation of Consultant's obligations under this Agreement. It is expressly understood and agreed by the parties hereto that nothing contained herein shall be construed as prohibiting Company from pursuing any other remedies available for a breach or threatened breach of this Agreement, including without limitation, the recovery of damages by Company.

         7.       Notices.

                  Any notice or other communication given under this Agreement shall be in writing and shall be deemed given to a party three (3) days following the deposit thereof in the U.S. mail if sent from the Continental United States by certified or registered mail, return receipt requested, postage prepaid, or the next following business day after being sent by a nationally recognized overnight courier service, if addressed to such party at the address of such party set forth below, or such other address which such party may Specify by notice given pursuant to this Section 7:

                  If to Company:

                                            Kings Road Entertainment 1901 Avenue
                                            of the Stars Los  Angeles,  CA 90067
                                            Attention:


                  With a copy to:

                                            Fischbein Badillo Wagner Harding
                                            909 Third Avenue
                                            New York, NY 10022
                                            Attention: Joseph L. Cannella, Esq.


                  If to Consultant:

                                            Kenneth Aguado




                  With a copy to:

                                            Manart, Phelps & Phillips, LLP
                                            11355 West Olympic Boulevard
                                            Los Angeles, CA 90064
                                            Attention: Laurence M. Marks, Esq.

         8.       Independent Contractor.

                  It is expressly understood and agreed by the parties hereto that Consultant's relationship to Company is that of an independent contractor and that neither this Agreement nor the Services to be rendered hereunder shall, for any purpose whatsoever, or in any way or manner or for any purpose constitute "wages" or create an employer-employee relationship between Company and Consultant.

         9.       Non-Waiver.

                  The failure or refusal of any party hereto to insist upon the strict performance of any provision of this Agreement, or to exercise any right in any one or more instances or circumstances shall not be construed as a waiver or relinquishment of such provision or right, nor shall such failure or refusal be deemed a custom or practice contrary to such provision or right.

         10.      Severability.

                  If any section, term or provision of this Agreement shall be held or determined to be unenforceable, the balance of this Agreement shall nevertheless continue in full force and effect unaffected by such holding or determination. In addition, in any such event, the parties hereto agree that it is their intention and agreement that any such section, term or provision which is held or determined to be unenforceable as written, shall nonetheless be enforced and binding to the fullest extent permitted by law as though such section, term or provision had been written in such a manner and to such an extent as to be enforceable under the circumstances. Without limitation of the foregoing, with respect to any restrictive covenant contained herein, if it is determined that any such provision is excessive as to duration or scope, it is intended that it nonetheless be enforced for such shorter duration or with such narrower scope as will render it enforceable.

         11.      Assignability.

                  No party hereto may assign this Agreement, but as contemplated hereunder Consultant may exercise or permit third parties to exercise Consultant's option to acquire the Schedule A Projects and/or convey to Third Party Buyer(s) exclusive options to acquire Company's fights in such Projects, provided that in such case such Third Party Buyer assumes Consultants obligation with respect to such Project hereunder. Consultant may not delegate the performance of any of its duties hereunder. Any such purported delegation or assignment shall be null and void and of no force or effect.

         12.      Public Disclosure: Statements.

                  Consultant agrees that it shall make no statement which detracts from the reputation or is otherwise critical of, or is in any manner harmful to, Company, any of its affiliates or any director, officer, consultant, employee or other agent of Company or any of its affiliates. As used in the Agreement, the term "affiliate" shall mean any person, corporation, partnership, trust or other entity controlling, controlled by, or under common control with, Company.

         13.      Governing Law.

                  This Agreement has been prepared and negotiated in the State of California and shall be governed by and construed in accordance with the laws of the State of California, without giving effect to the principles thereof relating to the conflict of laws. Each party hereto consents to the service of process in any action or legal proceeding on such party by means of registered or certified mail, return receipt requested, in care of the address for such party set forth in Section 9 hereof or such other address as such party may designate for notice pursuant to the terms of said Section 9.

         14.      Headings.

                  The headings herein are for reference purposes only and shall not affect in any way the meaning and interpretation of this Agreement.

         15.      Termination; Survival.

                  a. If Consultant actually renders exclusive services to a third party other than with respect to Projects referenced in Paragraph 4.d. hereof Company shall have the right, but not the obligation, to terminate the agreement within five (5) business days of being advised or made aware that Consultant is rendering such exclusive services.

                  b. The provisions of Sections 4.h., 5 through 10, and 12 through 17 and Consultant's options to acquire Company's Projects pursuant to the terms hereof shall survive the termination of this Agreement, in whatever manner it may occur, for a period of six (6) months. Notwithstanding anything herein to the contrary including, without limitation the preceding sentence,

                           (i)    If Consultant is in active negotiations with a
Third Party Buyer for the acquisition and/or option by such Third Party Buyer of a Schedule A Project at the end of such six month period then Consultant shall have a period of up to 60 days to complete such negotiations and enter into an agreement with such Third Patty Buyer for such acquisition and/or option; and

                           (ii)     Consultant's rights with respect to Projects
"set-up" (e.g., placed in development) with Company prior to the termination of this Agreement shall survive the termination of this Agreement (e.g., the right to be employed as a producer (or executive producer) and be compensated and accorded credit it in accordance with this Agreement; and

                           (iii)      Third Party Buyer's rights to Company's
Projects as provided in this Agreement shall not be changed, modified and/or affected in any way by the termination of this Agreement, including without limitation, Consultant's rights to be employed as producer (or executive producer), and be compensated and accorded credit in accordance with this Agreement.

         16.      INTENTIONALLY DELETED.

         17.      Entire Agreement.

                  This Agreement sets forth the entire agreement among the parties hereto with respect to the matters set forth herein. This Agreement, and any provisions hereof, may not be changed, altered, waived, modified or amended except in a writing signed by both parties.

                  This Agreement may be executed in counterparts, which together shall constitute one and the same document.

(SIGNATURES ON NEXT PAGE)

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                          COMPANY:

                                    KINGS ROAD ENTERTAINMENT, INC.


                                    By:/s/ James Leaderer
                                    Name: James Leaderer
                                    Title:


                          CONSULTANT:



                                     /s/
                                     ------------------------------
                                     KENNETH AGUADO

                                    EXHIBIT E

[         ], 1998

RAS Securities Corp.
50 Broadway
New York, NY 10004

The RAS Clients

Dear Sirs:

     In connection with the Stock Acquisition Agreement (the "Acquisition Agreement"), dated the date hereof, by and among the Estate of Stephen Friedman, RAS Securities Corp. (acting for itself and the RAS Clients), Kings Road Entertainment, Inc., certain of its shareholders and FAB Capital Corporation, each of the undersigned, being all of the beneficiaries of the Seller having any rights to the Shares, jointly and severally represent and warrant to each of RAS and the RAS Clients that, with respect to the Seller and the Shares (but not as to the Other Selling Shareholders and the Additional Shares), the
representations set forth in Section 6.a.(1) and 6.a.(2) of the Acquisition Agreement are true correct as of the date hereof and there are no residual beneficiaries with regard to the Shares.

     This letter shall be governed by the laws of the State of New York without regard to conflicts of law principles.

     We consent to the jurisdiction of any federal or state court located in the State of California in connection with any dispute arising under this letter.

     Capitalized terms used and not defined herein have the meanings ascribed to them in the Acquisition Agreement.


                                            Very truly yours,

THE BENEFICIARIES:                          --------------------------
                                            KENNETH AGUADO

                                            --------------------------
                                            SUSAN AGUADO

                                            ---------------------------
                                            JOAN SHAPIRO

                                    EXHIBIT F
                               LIST OF RAS CLIENTS


Western Union Leasing Ltd.

FAB Capital Corp.

MBO Music Verlag GmbH

                                    EXHIBIT G

[         ], 1998

Kings Road Entertainment, Inc.
1901 Avenue of the Stars
Los Angeles, California  90067

The Estate of Stephen Friedman

The Other Selling Shareholders

Dear Sirs:

     In connection with the Stock Acquisition Agreement (the "Acquisition Agreement"), dated the date hereof, by and among the Estate of Stephen Friedman, RAS Securities Corp. (acting for itself and the RAS Clients), Kings Road Entertainment, Inc., certain of its shareholders and FAB Capital Corporation, each of the undersigned, being the RAS Clients, represents and warrants to the Company, the Seller and each of the Other Selling Shareholders, with respect to the Shares being purchased by each under the Acquisition Agreement, the representations set forth in Section 6.b. of the Acquisition Agreement are true correct as of the date hereof.

     This letter shall be governed by the laws of the State of New York without regard to conflicts of law principles.

     We consent to the jurisdiction of any federal or state court located in the State of New York in connection with any dispute arising under this letter.

     Capitalized terms used and not defined herein have the meanings ascribed to them in the Acquisition Agreement.


                                            Very truly yours,

                                            -------------------------


                                            --------------------------

                                Schedule 6.c.(3)


          The Company's 1998 Stock Option Plan authorizes 400,000 shares of Common Stock to be issued pursuant to such plan. Contemporaneously with the execution of this Agreement, the Company is making an aggregate cash payment of $113,754 to the holders of options to purchase 100,667 shares of Common Stock and such cash payment shall be in complete satisfaction of such options. No other options are outstanding.

                                Schedule 6.c.(4)
                                ----------------


None.

                                Schedule 6.c.(9)
                                ----------------

See Schedule 6.c.(3)

                                Schedule 6.c.(14)
                                -----------------

The matters described in the attached letter from the Nasdaq Stock Market to the Company, dated October 9, 1998.

[The text of the letter from Nasdaq to the Company has been excluded from filing.]